CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-Effective Amendments, as numbered below ("Registration Statements"), to the registration statements on Form N-1A, with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights appearing in the May 31, 2001 Annual Reports of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which are also incorporated by reference into the Registration Statements:

                                                      Post-Effective
Fund                File #        Date of Report      Amendment
-------------       -------       --------------      --------------
Massachusetts       33-5416       July 9, 2002        23
Michigan            33-8923       July 8, 2002        23
Minnesota           33-8916       July 10, 2002       23
Ohio                33-8924       July 8, 2002        23
New Jersey          33-32550      July 10, 2002       14
Pennsylvania        33-28321      July 11, 2002       16

Also, we hereby consent to the incorporation by reference in the Post-Effective Amendment No. 14 to the registration statements on Form N-1A (File Nos. 33-37992 and 33-35677, respectively) of our reports dated July 6, 2000 and July 10, 2000 relating to the financial statements and financial highlights appearing in the May 31, 2000 Annual Reports of Putnam Arizona Tax Exempt Income Fund and Putnam Florida Tax Exempt Income Fund, respectively, which are also incorporated by reference into the Registration Statements.

We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statements.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Boston, Massachusetts
September 24, 2002